UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange

Act of 1934

Date of Report (Date of earliest): December 3, 2020

Commission File Number: 000-53170

GLOBAL WARMING SOLUTIONS, INC.
(Exact name of registrant as specified in charter)

Oklahoma	73-1561189
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

17891 McPhail Rd., Martintown, Ontario, Canada	K0C 1S0
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number (613) 528-1681

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 8 – Other Events

Item 8.01. Other Events.

On December 3, 2020, Global Warming Solutions, Inc. issued a press release announcing that through its fully owned subsidiary Alterna Motors, LLC, the Company has entered the lucrative EV conversion market with a cost-effective retrofitting solution for e-mobility.

Alterna Motors is partnering with European-based Classic Electro LLC to install universal electric kits that will transform conventional cars into EV’s.

The Company has been looking for a strategic partnership in Eastern Europe for a long time and finally found it. The transportation sector is the largest producer of greenhouse gases, and the rise of electric cars will help to combat this.

The German government wants to establish themselves as the leading supplier of electric mobility. California is also set to phase out the sale of all gasoline-powered vehicles by 2035 in a bid to lead the U.S. in reducing greenhouse gas emissions by encouraging the state's drivers to switch to electric cars. The U.K. plans to ban sales of gasoline- and diesel-powered passenger cars in 2035. The French government is currently planning to eliminate gas and diesel cars by 2040. Norway has also aimed to do the same in 2025.

The company is looking to open its own retrofitting centers, or create special arrangements with Auto Repair Shops by the beginning of 2021. Germany will be the first market the Company plans to enter.

The highlights of the news are included in the Company's press release dated December 3, 2020, which is furnished as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated December 3, 2020.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL WARMING SOLUTIONS, INC.

Date: December 3, 2020	By:	/s/ Vladimir Vasilenko
Vladimir Vasilenko,
Chief Executive Officer

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